Exhibit 4.10

Execution Version

NXP B.V.

NXP FUNDING LLC

as Issuers

EACH OF THE GUARANTORS PARTY HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

$600,000,000 4.125% Senior Notes due 2020

$400,000,000 4.625% Senior Notes due 2022

SENIOR INDENTURE

Dated as of June 9, 2015

i

SECTION 11.07.	Rules by Trustee, Paying Agent and Registrar	67
SECTION 11.08.	Legal Holidays	67
SECTION 11.09.	Governing Law	67
SECTION 11.10.	Consent to Jurisdiction and Service	67
SECTION 11.11.	No Recourse Against Others	68
SECTION 11.12.	Successors	68
SECTION 11.13.	Multiple Originals	68
SECTION 11.14.	Table of Contents; Headings	68
SECTION 11.15.	Applicable Law; Provision of Information to Trustee	68
SECTION 11.16.	Force Majeure	69
SECTION 11.17.	Prescription.	69

Schedule 1	Agreed Security Principles
Appendix A	Provisions Relating to the Notes
Exhibit A	Form of Reg. S/144A Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Officer’s Compliance Certificate

INDENTURE dated as of June 9, 2015, among NXP B.V. (the “Company”), NXP Funding LLC (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuers’ dollar-denominated 4.125% Senior Notes due 2020 issued on the date hereof (the “2020 Notes”) and the Issuers’ dollar-denominated 4.625% Senior Notes due 2022 issued on the date hereof (the “2022 Notes”, and together with the 2020 Notes, the “Original Notes”) and (b) an unlimited principal amount of additional securities having identical terms and conditions as either the 2020 Notes or the 2022 Notes, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity (the “Additional Notes”) that subject to the conditions and in compliance with the covenants set forth herein may be issued on any later issue date. Unless the context otherwise requires, in this Indenture references to the “Notes” include the Original Notes and any Additional Notes that are actually issued.

This Indenture is subject to, and will be governed by, the provisions of the TIA that are required to be a part of and govern indentures under the TIA, except as otherwise set forth herein.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions

“2020 Notes Applicable Premium” means, with respect to any Note on any redemption date, the greater of (A) 1% of the principal amount of such Note on such redemption date and (B) the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the outstanding principal amount of such Note being redeemed, plus (ii) any required interest payments due on such Note through May 15, 2020 (the date one month prior to the maturity date of the Notes) that would be due after such redemption date but for such redemption, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such Note;

in each case, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate.

“2022 Notes Applicable Premium” means, with respect to any Note on any redemption date, the greater of (A) 1% of the principal amount of such Note on such redemption date and (B) the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the outstanding principal amount of such Note being redeemed, plus (ii) any required interest payments due on such Note through

May 15, 2022 (the date one month prior to the maturity date of the Notes) that would be due after such redemption date but for such redemption, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such Note;

in each case, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate.

“actual knowledge” of any Trustee shall be construed to mean that such Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a Responsible Officer of such Trustee has received written notice that such payments are required or prohibited by this Indenture in which event the Trustee shall be deemed to have actual knowledge within one Business Day of receiving that notice.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Security Principles” means the Agreed Security Principles as set out in Schedule 1, as applied reasonably and in good faith by the Company.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate of 7.5% per annum compounded monthly) of the obligations of the lessee for rental payments during the term of the related lease.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom, or New York, New York, United States are authorized or required by law to close; provided, however, that for any payments to be made under this Indenture, such day shall also be a day on which the second generation Trans-European Automated Real-time Gross Settlement Express Transfer (“TARGET2”) payment system is open for the settlement of payments.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Change of Control” means:

(1)	the Issuers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company (or its successor); provided, however, that (x) for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; (y) a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent) and (b)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent) immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent); and (z) any Voting Stock of which any Permitted Holder is the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) shall not be included in any Voting Stock of which any such “person” or “group” of related persons is the “beneficial owner” (as so defined), unless that person or group of related persons is not an affiliate of a Permitted Holder and has greater voting power with respect to that Voting Stock; or;

(2)

the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than (w) where the

Company is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (x) a Subsidiary, (y) any such sale, lease, transfer, conveyance or other disposition where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction or (z) one or more Permitted Holders.

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the relevant Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company), the Company shall select any other “nationally recognized statistical rating organisation” within the meaning of Section 3(a)(62) of the Exchange Act, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date; provided that a Change of Control Trigger Event will not be deemed to have occurred in respect of a particular Change of Control if such nationally recognized rating agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of or in connection with the Change of Control. For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated EBITDA” for any period means:

(1)	the consolidated net income (loss) of the Company determined on the basis of GAAP, excluding:

(a)	any extraordinary, exceptional, unusual or nonrecurring gain, loss or charge (as determined in good faith by an Officer or the Board of Directors of the Company) or any charges or reserves in respect of any restructuring, redundancy or severance expense;

(b)	any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions; and

(c)	any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Subsidiaries), as a result of any consummated acquisition;

(2)	before:

(a)	(x) consolidated interest expense of the Company and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing consolidated net income (loss) of the Company (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of hedging obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate hedging obligations with respect to Indebtedness, and excluding (vi) accretion or accrual of discounted liabilities other than Indebtedness, (vii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (viii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (ix) any expensing of bridge, commitment and other financing fees), plus (y) consolidated capitalized interest of the Company for such period, whether paid or accrued; less (z) interest income for such period;

(b)	Taxes or other payments, including deferred Taxes, based on income, profits or capital (including without limitation withholding taxes) and franchise taxes of any of the Company and its Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any Governmental Authority;

(c)	consolidated depreciation expense and consolidated amortization or impairment expense, including (i) any expenses, charges or other costs related to any equity offering, investment, acquisition (including one-time amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Indenture (in each case whether or not successful) in each case, as determined in good faith by an Officer or the Board of Directors of the Company; (ii) any minority interest expense (whether paid or not) consisting of income attributable to minority equity interests of third parties in such period; and (iii) other non-cash charges, write-downs or items reducing consolidated net income (loss) of the Company (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) or other items classified by the Company as special items less other non-cash items of income increasing consolidated net income (loss) of the Company (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period).

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Company’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of the aggregate outstanding Secured Indebtedness of the Company and its Subsidiaries (excluding hedging obligations), minus the cash and cash equivalents of the Company and its Subsidiaries at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available; provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

(1)	since the beginning of such period the Company or any Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; provided that if any such sale constitutes “discontinued operations” in accordance with the then applicable GAAP, Consolidated EBITDA shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to such operations for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)	since the beginning of such period, the Company or any Subsidiary (by merger or otherwise) has made an investment in any Person that thereby becomes a Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business (any such investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period, including anticipated cost savings and synergies; and

(3)	since the beginning of such period, any Person (that became a Subsidiary or was merged or otherwise combined with or into the Company or any Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For the purposes of this definition and the definition of Consolidated EBITDA, (a) calculations will be as determined in good faith by an Officer or the Board of Directors of the

Company (including in respect of cost savings and synergies and anticipated cost savings and synergies) and (b) in determining the amount of Secured Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Secured Indebtedness as if such transaction had occurred on the first day of the relevant period.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Revolving Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of any Guarantor incorporated or organized in England or Wales, administration, administrative receivership, voluntary arrangement and schemes of arrangement).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary); or

(3) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided elsewhere in this Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that Guarantees the Notes.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of indebtedness of such Person for borrowed money;

(2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), where the deferred payment is arranged primarily as a means of raising finance, which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5) Capitalized Lease Obligations of such Person;

(6) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock (but excluding any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined by an Officer or the Board of Directors in good faith) and (b) the amount of such Indebtedness of such other Persons;

(8) Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under any hedging obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any asset retirement obligations, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees of Indebtedness specified in clause (7) or (8) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	contingent obligations Incurred in the ordinary course of business;

(ii)	in connection with the purchase by the Company of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; or

(iii)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Company’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv) unamortized debt discount and expenses, less unamortized premium.

“Investors” means The Blackstone Group, The Carlyle Group, Permira funds advised by Permira Advisers LLC, Texas Pacific Group and, if applicable, each of their respective Affiliates and funds or partnerships managed by any of them or their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means June 9, 2015.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Merger” means the merger of the Parent, Nimble Acquisition Limited and Freescale Semiconductor, Ltd. contemplated by the agreement and plan of merger, dated March 1, 2015, pursuant to which Freescale Semiconductor, Ltd. will become a wholly owned, indirect subsidiary of the Parent.

“Merger Date” means the closing date of the Merger.

“Merger Financing Arrangements” means any secured term credit agreements, secured indentures, secured revolving credit agreement or other secured financing arrangements that will be entered into by the Company or any of its Subsidiaries in relation to the completion of the Merger.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and this Indenture.

“Note Guarantee” has the meaning given to such term in Section 10.01.

“Offering Memorandum” means the offering memorandum of the Issuers dated as of June 2, 2015 in connection with the offering and sale of the Notes.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Parent” means NXP Semiconductors N.V. or any successor thereto.

“Permitted Liens” means, with respect to any Person:

(1)	pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested Taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(3)	Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)	Liens in favor of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of its business;

(5)	encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(6)	Liens on assets or property of the Company or any Subsidiary securing hedging obligations;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

(10)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(11)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(12)	Liens on assets or property of the Company or any Subsidiary securing Indebtedness or other obligations of the Company or such Subsidiary owing to the Company or another Subsidiary, or Liens in favor of the Company or any Subsidiary;

(13)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under this Indenture;

(14)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(15)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or liens over cash accounts securing cash pooling or cash management arrangements;

(19)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(20)	other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (19) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of the Company and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) the Post Merger Amount, (B) the amount that would cause the Consolidated Secured Leverage Ratio to exceed 2.5 to 1.0 and (C) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Permitted Holders” means each of the Investors and members of management of the Company or its direct or indirect parent companies (including the Parent) on the Merger Date who are holders of equity interests of the Company (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post Merger Amount” means an amount equal to the aggregate principal amount of Secured Indebtedness (i) that the Company or any of its Subsidiaries will Incur under any Merger Financing Arrangements, not to exceed $4.64 billion, (ii) that has been, or is available to be, drawn under the Revolving Credit Agreement, (iii) that the Company or any of its Subsidiaries have outstanding as of the Issue Date (including, without limitation, the Term Loans and the Notes), plus (iv) that will remain outstanding at Freescale or any of its Subsidiaries upon completion of the Merger.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means our property, plants and equipment owned by us or any of our Significant Subsidiaries, except as determined by an Officer or the Board of Directors in good faith (taking into account, among other things, the importance of such property, plants and equipment to our business, financial condition and earnings taken as a whole) not to be of material importance to the business of us and our Significant Subsidiaries, taken as a whole.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is purchased for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes of a series, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of the Company or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the Notes;

(2)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3)	if the Indebtedness being refinanced is expressly subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such individual’s knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” means the senior secured revolving credit facility agreement dated April 27, 2012 among the Company and certain of the Company’s Subsidiaries, as borrowers and guarantors, the senior lenders (as named therein), and Morgan Stanley Senior Funding Inc., as facility agent and collateral agent, as amended by the joinder agreement dated October 24, 2012, and as may be further amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Company or a Significant Subsidiary on the Issue Date or thereafter acquired by the Company or a Significant Subsidiary whereby the Company or a Significant Subsidiary transfers such property to a Person and the Company or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1)	the Company’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)	the Company’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)	the Company’s and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“Term Loans” means the secured term credit agreement entered into on March 4, 2011, as amended and supplemented by the joinder and amendment agreement entered into on November 18, 2011, the new term loan joinder agreement entered into on February 16, 2012, the new term loan joinder agreement entered into on December 10, 2012, the 2013 new term loan joinder agreement entered into on November 27, 2013 and the 2014 new term loan joinder agreement entered into on February 18, 2014, and as may be further amended, supplemented or otherwise modified from time to time.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the consolidated total assets of the Company and its Subsidiaries in accordance with GAAP as shown on the most recent balance sheet of such Person.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by an Officer or the Board of Directors in good faith)) most nearly equal to the period from the redemption date to May 15, 2020 (the date one month prior to the maturity date of the Notes), with regard to the 2020 Notes, or May 15, 2022 (the date one month prior to the maturity date of the Notes), with regard to the 2022 Notes; provided, however, that if the period from the redemption date to May 15, 2020 (the date one month prior to the maturity date of the Notes), with regard to the 2020 Notes, or May 15, 2022 (the date one month prior to the maturity date of the Notes), with regard to the 2022 Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Wholly Owned Subsidiary) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Other Definitions

Term	Defined in Section
“2020 Notes”	Preamble
“2022 Notes”	Preamble
“Additional Amounts”	4.02(a)
“Additional Notes”	Preamble
“Agent Members”	Appendix A
“Applicable Law”	11.15
“Applicable Procedures”	Appendix A
“Authorized Agent”	11.10
“Co-Issuer”	Preamble
“Company”	Preamble
“covenant defeasance option”	8.01(b)
“defeasance trust”	8.02(a)(1)
“Definitive Note”	Appendix A
“Event of Default”	6.01(a)
“Global Note Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Interest Amount”	2.04(d)
“Issuers”	Preamble
“legal defeasance option”	8.01(b)
“Notes”	Preamble
“Notes Custodian”	Appendix A
“Offer to Purchase”	4.03(a)
“Offer Expiration Date”	4.03(c)
“Original Notes”	Preamble
“Paying Agent”	2.04(a)
“Payor”	4.02(a)
“Permitted Payments”	4.06(c)
“protected purchaser”	2.08
“purchase date”	4.03(c)
“Purchase Price”	4.03(c)
“QIB”	Appendix A
“Qualified Institutional Buyer”	Appendix A
“Regulation S”	Appendix A
“Regulation S Notes”	Appendix A
“Relevant Taxing Jurisdiction”	4.02(a)(3)
“Registrar”	2.04(a)
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Notes”	Appendix A
“Securities Act”	Appendix A
“Successor Company”	5.01(a)(1)
“Transfer Agent”	2.04(a)
“Transfer Restricted Notes”	Appendix A
“Trustee”	Preamble

SECTION 1.03. Incorporation by Reference of TIA

This Indenture is subject to the provisions of the TIA which are elsewhere in this Indenture incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Note Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular; and

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2

The Notes

SECTION 2.01. Issuable in Series

The 2020 Notes are a single series and shall be substantially identical except as to denomination. The 2022 Notes are a single series and shall be substantially identical except as to denomination. Additional Notes issued after the Issue Date may be issued in one or more series. The Issuers may, without the consent of the Holders, increase the principal amount of the 2020 Notes and/or 2022 Notes by issuing Additional Notes in the future on the same terms and conditions, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity. The Additional Notes will have the same CUSIP number as the 2020 Notes or the 2022 Notes, as applicable, provided that any Additional Notes that are not fungible with the 2020 Notes or the 2022 Notes, as applicable for U.S. federal income tax purposes will be issued under a separate CUSIP number.

With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10 or 3.06 or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b)(i) set forth or determined in the manner provided in an Officer’s Certificate of the Company or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

(2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Sections 2.07, 2.08, 2.09, 2.10 or 3.06 or Appendix A and except for Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3) the date or dates on which the principal of any such Additional Notes is payable, or the method by which such date or dates shall be determined or extended;

(4) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue, the rate or rates at which such Additional Notes shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates on which such interest shall be payable and the record date, if any, for the interest payable on any interest payment date; provided, however, that (to the extent such Additional Notes are to be part of the same series as the Original Notes) such Additional Notes must be fungible with the Original Notes for U.S. federal income tax purposes;

(5) the period or period within the date or dates on which, the price or prices at which and the terms and conditions upon which any such Additional Notes may be redeemed, in whole or in part, at the option of the Issuers; and

(6) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by an Officer’s Certificate and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company or the indenture supplemental hereto setting forth the terms of the Additional Notes.

This Indenture is unlimited in aggregate principal amount. The Original Notes and, if issued, any Additional Notes will be treated as a single class for all purposes under this Indenture, including with respect to voting, waivers, amendments, redemptions and offers to purchase, except as otherwise specified with respect to a new series of Additional Notes.

SECTION 2.02. Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Notes and (b) any Additional Notes (if issued as Transfer Restricted Notes) shall each be substantially in the form of Exhibit A (in the event of Additional Notes, with such changes as may be required to reflect any differing terms), which is hereby incorporated in and expressly made a part of this Indenture. Any Additional Notes issued other than as Transfer Restricted Notes shall each be substantially in the form of Exhibit A (without the Restricted Notes Legend), which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Trustee. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in minimum denominations of $200,000 and whole multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication

One Officer shall sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee or an authentication agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent shall authenticate and make available for delivery Notes as set forth in Appendix A following receipt of an authentication order signed by an Officer of each Issuer directing the Trustee or an authentication agent to authenticate such Notes.

The Trustee may appoint an authentication agent reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authentication agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authentication agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar, Transfer Agent and Paying Agent

(a) The Issuers shall maintain a registrar (the “Registrar”) and a transfer agent in the Borough of Manhattan, City of New York where Notes may be presented for transfer or exchange (the “Transfer Agent”) and for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes of their transfer and exchange. The Issuers initially appoint Deutsche Bank Trust Company Americas, in the Borough of Manhattan, City of New York, who has accepted such appointment, as Paying Agent for the Notes. The Issuers initially appoint Deutsche Bank Trust Company Americas, in the Borough of Manhattan, City of New York, who has accepted such appointment, as Registrar and Transfer Agent. In addition, the Issuers undertake to the extent possible, to use reasonable efforts to maintain a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC regarding the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive (the “Directive”). Deutsche Bank Trust Company Americas will act as Registrar, Transfer Agent and Paying Agent in connection with the Global Notes with respect to the Notes settled through DTC.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to or appointed under this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such agent, including applicable terms of the TIA that are incorporated into this Indenture. Any Registrar or Paying Agent appointed hereunder shall be entitled to the benefits of this Indenture as though a party hereto. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either Issuer or any Subsidiary may act as Paying Agent or Registrar.

(c) The Issuers may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to the Holders; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent or Transfer Agent until the appointment of a successor in accordance with clause (i) above; provided, further, that in no event may the Issuers appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Paying Agent would be so obliged if it were located in all other member states. The Registrar, Paying Agent or Transfer Agent may resign by providing 30 days’ written notice to the Issuers and the Trustee.

(d) The Interest Amount shall be calculated by applying the applicable rate to the principal amount of each Note outstanding at the commencement of the interest period, computed on the basis of a 360-day year comprised of twelve 30-day months and rounding the resultant figure upwards to the nearest available currency unit. The determination of the Interest Amount by the Paying Agent shall, in the absence of willful default, bad faith or manifest error, be final and binding on all parties.

SECTION 2.05. Paying Agent to Hold Money in Trust

No later than 10:00 a.m. New York time on each due date of the principal of, interest and premium (if any) on any Note, the Issuers shall deposit with the Paying Agent (or if either Issuer or a Restricted Subsidiary of either Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and premium (if any) when so becoming due and subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Issuers shall require each Paying Agent to agree in writing (and each Paying Agent party to this Indenture agrees) that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest and premium (if any) on the Notes, but such Paying Agent may use such monies as banker in the ordinary course of business without accounting for profits (other than in the case of Article 8), and shall notify the Trustee of any default by the Issuers in making any such payment. If either Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.05.

SECTION 2.06. Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a written request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee or an authentication agent shall authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

The Issuers are not required to register the transfer or exchange of any Notes (i) for a period of 15 days prior to any date fixed for the redemption of any Notes, (ii) for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part or (iii) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Triggering Event.

Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and (subject to Section 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of either Issuer, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or an authentication agent shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note including reasonable fees and expenses of counsel. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes

Notes outstanding at any time are all Notes authenticated by the Trustee or an authentication agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuers or an Affiliate of either Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent receives (or if either Issuer or a Restricted Subsidiary of either Issuer is acting as Paying Agent and such Paying Agent segregates and holds in trust) in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such amount to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee or an authentication agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee or an authentication agent shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuers, without charge to the Holder.

SECTION 2.11. Cancellation

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer of either Issuer. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. Neither the Trustee nor an authentication agent shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Common Codes, CUSIP and ISIN Numbers

The Issuers in issuing the Notes may use Common Codes, CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Codes, CUSIP and

ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee and the Paying Agent of any change in the Common Code, CUSIP or ISIN numbers.

SECTION 2.13. Currency

The U.S. dollar, is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than the U.S. dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder of a Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuers will indemnify the recipient or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner reasonably satisfactory to the Issuers (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is Incurred or made, as the case may be.

The Company may elect irrevocably to convert all euro-denominated restrictions into U.S. dollar-denominated restrictions at the applicable spot rate of exchange prevailing on the date of such election, and all references in this Indenture to determining Euro Equivalents and euro amounts shall apply mutatis mutandis as though referring to U.S. dollars.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee

If the Issuers elect to redeem Notes pursuant to Sections 5 or 6 of the Notes, they shall notify the Trustee and the relevant Paying Agent in writing of the redemption date and the principal amount of Notes to be redeemed and the section of the Note pursuant to which the redemption will occur.

The Issuers shall give each written notice to the Trustee and the relevant Paying Agent provided for in this Article 3 at least 15 days, but not more than 60 days, before the redemption date unless the Trustee or the relevant Paying Agent (as the case may be) consents to a shorter period. In the case of a redemption pursuant to Section 5 of the Notes, such notice shall be accompanied by an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein.

In the case of a redemption provided for by Section 6 of the Note, prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee and the relevant Paying Agent (a) an Officer’s Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee will accept such Officer’s Certificate and opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed or Repurchased

If less than all of the Notes are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee or the Registrar, as applicable, shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.

(a) At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 and as provided below to each Holder of Notes to be redeemed at such Holder’s registered address; provided, however, that any notice of a redemption provided for by Section 6 of the Notes shall not be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to make a payment of Additional Amounts unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest to the redemption date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the Common Codes, CUSIP or ISIN number, as applicable, if any, printed on the Notes being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the Common Codes, CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes.

(b) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee and the Paying Agent with the information required and within the time periods specified by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption

Once notice of redemption is delivered, Notes called for redemption cease to accrue interest, become due and payable on the redemption date and at the redemption price stated in the notice, provided, however, that any redemption notice given in respect of the redemption referred to in Section 5 of the Notes may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent to the extent permitted under such Section 5. Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price

No later than 10:00 a.m. New York time on the redemption date, the Issuers shall deposit with the relevant Paying Agent (or, if either Issuer or a Restricted Subsidiary of either Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 3.05.

SECTION 3.06. Notes Redeemed in Part

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, the Issuers shall execute, and the Trustee or an authentication agent shall authenticate, for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Publication

Where any notice is required to be published or delivered to DTC pursuant to this Indenture, the Issuers must provide the form of such notice to the Trustee and the Paying Agents at least 8 Business Days prior to the final date for publication unless the Trustee agrees to a shorter period.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes

The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 4.02. Withholding Taxes

(a) All payments made by or on behalf of either Issuer, a Successor Company or a Guarantor (a “Payor”) on the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) The Netherlands or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2) any jurisdiction from or through which payment on any such Note or Note Guarantee is made by the Issuers, Successor Company, Guarantor or their agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3) any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(2) any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant

Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(3) any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes;

(4) any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(5) any Taxes that are required to be deducted or withheld on a payment to a Holder or beneficial owner and that are required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such directives;

(6) any Taxes imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accepting payment from, another paying agent; or

(7) any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (7) inclusive above.

(b) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Company and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

(c) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(d) Wherever in this Indenture or the Note Guarantees there are mentioned, in any context:

(1) the payment of principal,

(2) purchase prices in connection with a purchase of Notes,

(3) interest, or

(4) any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar Taxes that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Notes, any Note Guarantees, this Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes) excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the Holders for any such taxes paid by such Holders. The foregoing obligations of this Section will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

SECTION 4.03. Offer to Repurchase upon Change of Control Triggering Event

(a) Not later than 60 days following a Change of Control Triggering Event, unless the Issuers have exercised their right to redeem all of the Notes as described under Section 5 of the Notes, the Issuers will make an Offer to Purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control or Change of Control Triggering Event.

(b) An “Offer to Purchase” means an offer by the Company, the Co-Issuer or both Issuers to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuers will notify the Trustee, at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders, of their obligation to make an Offer to Purchase, and the offer will be sent by the Company, the Co-Issuer or the Issuers or, at their written request, by the Trustee in their name and at their expense.

(c) The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4) an expiration date not less than 30 days or more than 60 days after the date of the offer (the “Offer Expiration Date”) and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5) that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) that interest on any Note not tendered, or tendered but not purchased by the Company, the Co-Issuer or the Issuers, as applicable, pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10) a statement that, if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company, the Co-Issuer or the Issuers will purchase all such Notes;

(11) a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued;

(12) a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and

(13) a statement that, if the Notes are held in book entry form, Holders must comply with the applicable procedures of the Depositary.

(d) Prior to the purchase date, the Company, the Co-Issuers, or the Issuers, as applicable, will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(e) The Issuers will not be required to make an Offer to Purchase upon a Change of Control Triggering Event, with respect to the Notes of a series if (i) a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth pursuant to this Section 4.03 and purchases all such Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to Section 5 of the Notes.

(f) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations (or rules of any exchange on which the Notes are then listed) in connection with the repurchase of Notes pursuant to this Section 4.03. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations (or exchange rules) and will not be deemed to have breached their obligations, or require a repurchase of the Notes, under the Change of Control Triggering Event provisions of this Indenture by virtue of the conflict.

SECTION 4.04. U.S. Federal Income Tax Treatment of the Co-Issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or Guarantor with respect to the Notes or any other Indebtedness issued by the Company or a Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith. The Co-Issuer is treated as a disregarded entity of the Company for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Issuers will not take any action that is inconsistent with the Co-Issuer being treated as a disregarded entity of the Company for U.S. federal income tax purposes.

SECTION 4.05. Limitation on Liens

The Issuers will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of the Issuers or any Significant Subsidiary without:

(a) at the same time providing that the Notes and the obligations hereunder are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(b) providing such other Lien for the Notes and the obligations hereunder as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

SECTION 4.06. Limitation on Sale and Leaseback Transactions

The Issuers will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) the Company or such Significant Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to Section 4.05 of this Indenture;

(b) the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes, (y) Indebtedness of the Issuers that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, the Issuers may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Issuers;

(c) such Sale and Leaseback Transaction was entered into prior to the Issue Date or will be entered into in relation to the Merger;

(d) such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by the Company or a Significant Subsidiary within a period of not more than three years); or

(e) such Sale and Leaseback Transaction with respect to any Principal Property was between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company.

SECTION 4.07. Guarantees by Subsidiaries

The following Subsidiaries will, subject to the Agreed Security Principles, jointly and severally, guarantee the Notes on a senior unsecured basis on the Issue Date in accordance with Article 10: NXP Semiconductors Netherlands B.V. and NXP Semiconductors USA, Inc.

SECTION 4.08. Compliance Certificate

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate in substantially the form of Exhibit C hereto stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such Officer’s Certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto, and reciting the details of such action. Within 30 days after the occurrence of a Default, the Company shall deliver to the Trustee a written notice of any events of which it is aware would constitute certain Defaults their status and what action the Company is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which its Responsible Officer shall have received written notification in accordance with Section 11.03 or obtained actual knowledge.

SECTION 4.09. Further Instruments and Acts

Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Successor Company

SECTION 5.01. Merger and Consolidation of the Company

(a) The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1) either (a) the Company will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (b) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1,

2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway or Switzerland (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against certain Taxes and expenses due as a result of such transaction, if any), and such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture (any such Person under (a) or (b), a “Successor Company”)

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with this Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of Sections 5.01(a)(2).

The restriction in Section 5.01(a)(3) shall not be applicable to (A) the consolidation with or merger with or into the Company, or the sale, assignment, conveyance, lease, transfer or other disposition of the all or substantially all the Company’s assets to an Affiliate, if an Officer or our Board of Directors determines in good faith that the purpose of such transaction is principally to change the Company’s state of incorporation or convert the Company’s form of organization to another form; or (B) the consolidation with or merger with or into the Company, or the sale, assignment, conveyance, lease, transfer or other disposition of the all or substantially all the Company’s assets to a single Wholly Owned Subsidiary in accordance with applicable law, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Company will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

(b) If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with this Indenture, the Successor Company (if other than the Company) will succeed to, and be substituted for the Company and may exercise every right and power under this Indenture and the Notes with the same effect as if such Successor Company had been named in the Company’s place in this Indenture, and the Company will be released from all its obligations and covenants under this Indenture and the Notes.

SECTION 5.02. Merger and Consolidation of the Co-Issuer

(a) The Co-Issuer may not consolidate with, merge with or into any Person or permit any Person to merge with or into the Co-Issuer unless concurrently therewith, a Subsidiary of the Company that is a limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia (which may be the Co-Issuer or the continuing Person as a result of such transaction) expressly assumes all the obligations of the Co-Issuer under the Notes and this Indenture.

(b) Upon the consummation of any transaction effected in accordance with Section 5.02(a), the resulting, surviving Co-Issuer will succeed to, and be substituted for the Co-Issuer and may exercise every right and power under this Indenture and the Notes with the same effect as if such successor Person had been named in the Co-Issuer’s place in this Indenture and the Co-Issuer will be released from all its obligations and covenants under this Indenture and the Notes.

(c) Any such surviving or transferee Co-Issuer must be a disregarded entity for U.S. federal income tax purposes, which is either a direct Wholly Owned Subsidiary of the Company, or held through one or more Subsidiaries of the Company that are treated as disregarded entities for U.S. federal income tax purposes.

SECTION 5.03. Merger and Consolidation of a Guarantor

(a) No Guarantor may:

(1) consolidate with or merge with or into any Person, or

(2) sell, convey, transfer or dispose of all or substantially all its assets, as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

(3) permit any Person to merge with or into the Guarantor

unless

(A) the other Person is the Company or a Guarantor (or becomes a Guarantor concurrently with the transaction); or

(B) (1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Note Guarantee; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor otherwise permitted by this Indenture.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default

(a) An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ obligations under Article 4 or 5 (in each case, other than an Event of Default under Section 6.01 (a)(1) or 6.01(a)(2));

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of its Significant Subsidiaries (or the payment of which is Guaranteed by either Issuer or any of its Significant Subsidiaries) other than Indebtedness owed to either Issuer or a Significant Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal at Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(b) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €200.0 million or more;

(5) either Issuer or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(6) failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or a Guarantor denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with this Indenture.

(b) A default under Sections 6.01(a)(3), or 6.01(a)(6) will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes under this Indenture notify the Issuers of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), or 6.01(a)(6), as applicable, after receipt of such notice.

SECTION 6.02. Acceleration

(a) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) above) occurs and is continuing the Trustee by notice to either Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes under this Indenture by written notice to either Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes under this Indenture to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b) If an Event of Default described in Section 6.01(a)(5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.03. Other Remedies

Subject to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults

Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive all past or existing Defaults or Events of Default except a continuing Default in the payment of the principal, premium or interest, and Additional Amounts, if any, on the Notes and rescind any acceleration with respect to the Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security reasonably satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits

(a) Except to enforce the right to receive payment of principal or interest when due on the Notes, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee

If an Event of Default specified in Sections 6.01(a)(1) or 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities

If the Trustee collects any money or property pursuant to this Article 6, including upon enforcement of any Liens, it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Registrar, the Transfer Agent and the Paying Agents for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a Paying Agent, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.12. Waiver of Stay or Extension Laws

The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee

(a) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of wilfull misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05;

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c) and the TIA.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder to take or omit to take any action under this Indenture or take any action at the request or direction of Holders, if it has reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive indemnity reasonably satisfactory to it in its discretion against any loss, liability or expense which might reasonably be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

Subject to TIA Sections 315(a) through (d):

(a) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction, or, to the extent applicable, the State of New York or if it is determined by any court or other competent authority in that jurisdiction, or, to the extent applicable, in the State of New York, that it does not have such power.

(b) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(c) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(f) The Trustee may retain professional advisers to assist it in performing its duties under this Indenture. The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuers.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity or other security reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4.

(j) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(k) If any Note Guarantor is substituted to make payments on behalf of the Issuers pursuant to Article 10, the Issuers shall promptly notify the Trustee of such substitution.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in its capacity hereunder and by each agent (including Deutsche Bank Trust Company Americas) and custodian and other Person employed with due care to act as agent hereunder (including without limitation each Transfer Agent and Paying Agent). Each Paying Agent and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(m) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(n) The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(o) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action

(p) The Trustee may assume without inquiry in the absence of actual knowledge that the Issuers are each duly complying with their obligations contained in this Indenture required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

SECTION 7.03. Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. For the avoidance of doubt, any Paying Agent, Transfer Agent or Registrar may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.03 hereof from the Issuers or any Holder.

SECTION 7.05. Notice of Defaults

If a Default or Event of Default occurs and is continuing and the Trustee is informed of such occurrence by either Issuer, the Trustee must give notice of the Default to the Holders within 60 days after the Trustee is informed of such occurrence. Except in the case of a Default in payment of principal of or interest or premium, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in TIA Section 313(c).

SECTION 7.06. [Reserved]

SECTION 7.07. Compensation and Indemnity

The Issuers, or, upon the failure of the Issuers to pay, each Note Guarantor (if any), jointly and severally, shall pay to the Trustee from time to time such compensation as the Issuers and Trustee may from time to time agree for its acceptance of this Indenture and services hereunder and under the Notes. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuers to undertake duties which the Trustee and the Issuers agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuers shall pay to the Trustee such additional remuneration as shall be agreed between them.

The Issuers and each Note Guarantor (if any), jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (as evidenced in an invoice from the Trustee), including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and each Note Guarantor (if any), jointly and severally shall indemnify the Trustee and the Paying Agents and their respective officers, directors, agents and employers against any and all loss, liability, taxes or expenses (including reasonable attorneys’ fees) incurred by or in connection with the acceptance or administration of its duties this Indenture and the Notes including the costs and expenses of enforcing under this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Note Guarantor of its indemnity obligations hereunder. Except in cases where the interests of the Issuers and the Trustee may be adverse, the Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ and any Note Guarantor’s expense in the defense. Notwithstanding the foregoing, such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuers and any Note Guarantor shall, jointly and severally, pay the reasonable fees and expenses of the indemnified party’s defense (as evidenced in an invoice from the Trustee). Such indemnified parties may have separate counsel of their choosing and the Issuers and any Note Guarantor, jointly and severally, shall pay the reasonable fees and expenses of such counsel (as evidenced in an invoice from the Trustee); provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and any Note Guarantor, as applicable, and such parties in connection with such defense. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ and any Note Guarantor’s payment obligations in this Section 7.07, the Trustee and the Paying Agents have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and any Note Guarantor’s payment obligations pursuant to this Section and any lien arising thereunder shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Debtor Relief Law or the resignation or removal of the Trustee and the Paying Agents. Without prejudice to any other rights available to the Trustee and the Paying Agents under applicable law, when the Trustee and the Paying Agents incur expenses after the occurrence of a Default specified in Section 6.01(a)(6) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Debtor Relief Law.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder including, without limitation, as Registrar, Transfer Agent and Paying Agent, and by each agent (including Deutsche Bank Trust Company Americas), custodian and other Person employed with due care to act as agent hereunder.

SECTION 7.08. Replacement of Trustee

(a) The Trustee may resign at any time by so notifying the Issuers. If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee in writing and the appointment of a successor Trustee. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall be entitled to remove the Trustee or any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee, if:

(i) the Trustee has or acquires a conflict of interest that is not eliminated;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or;

(iv) the Trustee otherwise becomes incapable of acting as Trustee hereunder.

(b) If the Trustee resigns, is removed pursuant to Section 7.08(a)or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 and the recognition of the retiring Trustee’s lien thereto by the successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(g) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.08, including its right to be indemnified, are extended to, and shall be enforceable by each Paying Agent, Transfer Agent and Registrar employed to act hereunder.

(h) The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

SECTION 7.09. Successor Trustee by Merger

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility

The Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(b) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11. Certain Provisions

Each Holder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith. The Trustee shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of any obligation or rights created or purported to be created thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court.

SECTION 7.12. Preferential Collection of Claims Against Issuer

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance

(a) Any Note Guarantees and this Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (1) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee (or such entity designated by the Trustee for this purpose) money, U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under this

Indenture; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 8.01 have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

(b) Subject to Sections 8.01(c) and 8.02, either Issuer at any time may terminate (i) all of its obligations and all obligations of each Note Guarantor (if any) under the Notes, any Note Guarantees and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 4 (other than Sections 4.01, 4.02 and 4.04) and under Article 5 (other than Sections 5.01(a)(1) and 5.01(a)(2)), and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes, and the operation of Sections 6.01(a)(3) (other than with respect to Sections 5.01(a)(1) and 5.01(a)(2)), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (with respect to the Issuers and Significant Subsidiaries) and 6.01(a)(7) (“covenant defeasance option”). The Issuers at their option at any time may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under any Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Note Guarantor (if any) will be released from all its obligations under its Note Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding Sections 8.01(a) and (b) above, the Issuers’ and any Note Guarantors’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 7.01, 7.02, 7.03, 7.07, 7.08 and this Article 8, as applicable, shall survive until the Notes have been paid in full. Thereafter, the Issuers’ and any Note Guarantors’ obligations in Sections 7.07, 8.05 and 8.06, as applicable, shall survive.

SECTION 8.02. Conditions to Defeasance

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(1) an Issuer has irrevocably deposited in trust (the “defeasance trust”) with the Trustee (or such entity designated by the Trustee for this purpose) cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(A) an Opinion of Counsel in the United States to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law since the issuance of the Notes);

(B) an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers;

(C) an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(D) an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940; and

(E) the Issuers deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from the Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Issuers

The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S.Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations

The Issuers and any Note Guarantor, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuers have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders

The Issuers, the Trustee and the other parties thereto may amend or supplement any Note Documents without notice to or consent of any Holder to:

(1) cure any ambiguity, omission, defect, error or inconsistency, conform any provision to the “Description of the Notes” in the Offering Memorandum, or reduce the minimum denomination of the Notes;

(2) provide for the assumption by a Successor Company of the obligations of the Issuers under any Note Document, as permitted by this Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes;

(4) add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(5) make any change that does not adversely affect the rights of any Holder in any material respect;

(6) at the Issuers’ election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(7) make such provisions as necessary (as determined by an Officer or the Board of Directors in good faith) for the issuance of Additional Notes;

(8) to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee with respect to the Notes when such release, termination, discharge or retaking is provided for under this Indenture or the Agreed Security Principles; or

(9) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document.

SECTION 9.02. With Consent of Holders

(a) The Issuers, the Trustee and the other parties thereto, as applicable, may amend, supplement or otherwise modify the Note Documents with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of Holders holding not less than 100% (or, in the case of clauses (7) and (10), 90%; and in the case of clause (8), 75%) of the then outstanding aggregate principal amount of the Notes), an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as described in Section 5 of the Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7) make any change to Section 4.02 that adversely affects the right of any Holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8) release any Note Guarantee other than pursuant to the terms of this Indenture and the Agreed Security Principles;

(9) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(10) make any change in this Section 9.02(a) which require the Holders’ consent described in this sentence.

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment of the Note Documents, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment under this Section 9.02 becomes effective, in case of Holders of Definitive Notes, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

The Notes issued on the Issue Date, and any Additional Notes part of the same series, will be treated as a single class for all purposes under this Indenture, including with respect to waivers and amendments, except as the relevant amendment, waiver, consent, modification or similar action affects the rights of the Holders of the different series of Notes dissimilarly. For the purposes of calculating the aggregate principal amount of Notes that have consented to or voted in favor of any amendment, waiver, consent, modifications or other similar action, the Issuers (acting reasonably and in good faith) shall be entitled to select a record date as of which the principal amount of any Notes shall be calculated in such consent or voting process.

SECTION 9.03. Revocation and Effect of Consents and Waivers

(a) A written consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the written consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Notes

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee or an authentication agent shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05. Trustee to Sign Amendments

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment complies with this Indenture and that such amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Issuers and the Note Guarantors (if any) enforceable against them in accordance with its terms, subject to customary exceptions.

SECTION 9.06. Payment for Consent

Neither the Issuers nor any Affiliate of either Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Note Documents (or the appointment of any proxy in relation to any of the foregoing) unless such consideration is offered (subject to limitations of applicable law) to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement or proxies in relation thereto.

ARTICLE 10

Note Guarantees

SECTION 10.01. Note Guarantees.

(a) Subject to the limitations set forth in Schedule 10.1, each Guarantor hereof hereby irrevocably Guarantees (collectively, the “Note Guarantees”), as primary obligor and not merely as surety, on a senior unsecured basis to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all payment obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of, premium, or interest and all other monetary obligations of the Issuers under this Indenture or in respect of the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for payment obligations resulting from a Change of Control Triggering Event, fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Any such Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor, and that such Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder, or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any Notes held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 10.02(c).

(c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Note Guarantor.

(d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Guaranteed Obligations.

(e) If any Note Guarantor makes payments under its Note Guarantee, each Note Guarantor must contribute its share of such payments. Each Note Guarantor’s share of such payment will be computed based on the proportion that the net worth of the relevant Note Guarantor represents relative to the aggregate net worth of all the Note Guarantors combined.

(f) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of the Guaranteed Obligations. Except as expressly set forth in Sections 8.01(b) and 10.02 the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(g) Each Note Guarantor agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise unless such Note Guarantee has been released in accordance with this Indenture.

(h) Subject to the limitations set forth in Schedule 10.1, in furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of the Notes, (ii) accrued and unpaid interest on the Notes and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee, including any other unpaid principal amount of such Guaranteed Obligations, accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and any Additional Amounts.

(i) Each Note Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 10.01.

(j) Each Note Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as the Trustee may reasonably require to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, corporate benefit, financial assistance or similar laws affecting the rights of creditors generally.

(b) A Note Guarantee as to any Note Guarantor shall terminate and release and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or of a Person who holds all of the Capital Stock of such Guarantor, such that the Guarantor does not remain a Subsidiary, or the sale or disposition of all or substantially all the assets of the Guarantor, in each case, otherwise permitted by this Indenture,

(2) defeasance or discharge of the Notes, as provided in Article 8,

(3) in accordance with the provisions of the Agreed Security Principles, or

(4) so long as no Event of Default has occurred and is continuing, to the extent that such Guarantor (i) is unconditionally released and discharged from its liability with respect to the Revolving Credit Agreement (other than pursuant to the repayment and discharge thereof) and (ii) does not guarantee any other Credit Facility or Public Debt.

In all cases, the Issuers and such Note Guarantors that are to be released from their Note Guarantees shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel certifying compliance with this Section 10.02(b). At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Issuers).

SECTION 10.03. Successors and Assigns

This Article 10 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver

Neither a failure nor a delay on the part of, the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Non-Impairment

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act of 1939

The Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA, except that the following provisions of the TIA will not be incorporated by or govern this Indenture: Sections 310(a), 312, 313 (other than as provided in Section 7.05 of this Indenture), 314(a), 314(b) and 314(d). For the avoidance of doubt, this Indenture will not be qualified under the TIA.

SECTION 11.02. Noteholder Communications; Noteholder Actions

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the TIA. Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

SECTION 11.03. Notices

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers:

NXP B.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Guido Dierick

Fax: +(31) 40 272 4005

with a copy to:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Erik Thyssen

Fax: +(31) 20 5407500

if to the Trustee, Paying Agent, Registrar or Transfer Agent:

Deutsche Bank Trust Company Americas

60 Wall Street

16th Floor

MS: NYC60-1630

New York, New York 10005

United States

Attention of:

Trust and Agency Services – NXP B.V.

Fax: +(1) 732 578 4635

with a copy to:

Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas

MS: JCY03-0699

100 Plaza One – 6th Floor

Jersey City, New Jersey 07311

United States

Attention of:

Trust and Agency Services – NXP B.V.

Fax: +(1) 732 578 4635

Each of the Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder of Definitive Notes shall be in writing and shall be made by first-class mail, postage prepaid, or by hand delivery to the Holder at the Holder’s address as it appears on the registration books of the Registrar, with a copy to the Trustee.

If and so long as any Notes are represented by one or more Global Notes and ownership of book-entry interests therein are shown on the records of DTC or any successor securities clearing agency appointed by the Depositary at the request of the Issuers, notices will be delivered to such securities clearing agency for communication to the owners of such book-entry interests, delivery of which shall be deemed to satisfy the notice requirements of this Section 11.03.

Notices given by first-class mail, postage prepaid, will be deemed given seven calendar days after mailing. Notices given by publication will be deemed given on the first date on which any of the required publications is made, or if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh calendar day after being so mailed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and any other matters that the Trustee may reasonably request; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and any other matters that the Trustee may reasonably request.

SECTION 11.05. Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 8) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays

If a payment date is a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09. Governing Law

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. Consent to Jurisdiction and Service

The Issuers and each Note Guarantor (if any) irrevocably (i) agree that any legal suit, action or proceeding against the Issuers or any Note Guarantor arising out of or based upon this Indenture, the Notes or any Note Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding. The Company and each Note Guarantor have appointed (and any Subsidiary becoming a Note Guarantor shall appoint) NXP Funding LLC, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes or the transactions contemplated hereby which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuers represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuers and each Note Guarantor shall be deemed, in every respect, effective service of process upon the Issuers and each Note Guarantor.

SECTION 11.11. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuers or any of their respective Subsidiaries or Affiliates as such, will have any liability for any obligations of the Issuers under the Note Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.12. Successors

All agreements of the Issuers and each Note Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13. Multiple Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.14. Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Applicable Law; Provision of Information to Trustee

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 11.16. Force Majeure

The Trustee, Registrar, Paying Agent and Transfer Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 11.17. Prescription.

Claims against the Issuer or any Guarantor for the payment of principal, or premium, if any, on the Notes will be prescribed five years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed three years after the applicable due date for payment of interest.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NXP B.V.

by	/s/ Jean Schreurs
Name:	Jean Schreurs
Title:	Authorized Signatory

NXP FUNDING LLC

by	/s/ Jean Schreurs
Name:	Jean Schreurs
Title:	Authorized Signatory

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

by	/s/ Robert S. Peschler
Name:	Robert S. Peschler
Title:	Vice President

by	/s/ Linda Reale
Name:	Linda Reale
Title:	Vice President

[Signature Page to Indenture]

NXP SEMICONDUCTORS NETHERLANDS B.V.

by	/s/ Jean Schreurs
Name:	Jean Schreurs
Title:	Authorized Signatory

[Signature Page to Indenture]

NXP SEMICONDUCTORS USA INC.

by	/s/ James W. Casey
Name:	James W. Casey
Title:	V.P. and General Counsel

[Signature Page to Indenture]

SCHEDULE 1

AGREED SECURITY PRINCIPLES

1.	Agreed Security Principles

1.1	The Guarantees to be provided by the Issuers and the Guarantors will be given in accordance with certain agreed security principles (the “Agreed Security Principles”). This Schedule 1 identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on or be determinant of the Guarantees to be taken in relation to this Indenture, and of any future Liens or security, if any, to be taken as of the date such Liens are granted.

1.2	The Agreed Security Principles embody a recognition by all parties that there may be certain legal, commercial and practical difficulties in obtaining effective security from the Company and each of its Restricted Subsidiaries in every jurisdiction in which the Company and its Restricted Subsidiaries are located. In particular:

(a)	general statutory or other legal limitations or requirements, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules, retention of title claims and similar matters may limit the ability of the Company or any of its Restricted Subsidiaries to provide a Guarantee or may require that it be limited as to amount or otherwise, and if so the same shall be limited accordingly, provided that the Company or the relevant Restricted Subsidiary shall use reasonable endeavors to overcome such obstacle. The Company will use reasonable endeavors to assist in demonstrating that adequate corporate benefit accrues to each of the Restricted Subsidiary;

(b)	the Company and its Restricted Subsidiaries will not be required to give Guarantees or enter into security document if (or to the extent) it is not within the legal capacity of the Company or its relevant Restricted Subsidiary or if the same would conflict with the fiduciary duties of their directors or contravene any legal prohibition or regulatory condition or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of the Company or any of the Restricted Subsidiaries, provided that the Company and each of its Restricted Subsidiaries shall use reasonable endeavors to overcome any such obstacle;

(c)	a key factor in determining whether or not security shall be taken is the applicable cost (including adverse effects on interest deductibility, registration taxes and notarial costs) which shall not be disproportionate to the benefit to the Holders of obtaining such security;

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(d)	where there is material incremental cost involved in creating security over all assets owned by any of the Issuers or a Guarantor in a particular category (e.g. real estate), regard shall be had to the principle stated at paragraph 1.2(c) of this Schedule 1 which shall apply to the immaterial assets and, subject to the Agreed Security Principles, only the material assets in that category (e.g. real estate of material economic value) shall be subject to security;

(e)	it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

(f)	any assets subject to contracts, leases, licenses or other arrangements with a third party that exist concurrently or are not prohibited by this Agreement and which (subject to override by the Uniform Commercial Code and other relevant provisions of applicable law), effectively prevent those assets from being charged will be excluded from any relevant security document; provided that reasonable endeavors to obtain consent to creating Liens in any such assets shall be used by the Company and each of its Restricted Subsidiaries to avoid or overcome such restrictions if either collateral agent reasonably determines that the relevant asset is material (which endeavors shall not include the payment of any consent fees), but unless effectively prohibited by contracts, leases, licenses or other arrangements with a third party that exist concurrently or are not prohibited by this Indenture, this shall not prevent security being given over any receipt or recovery under such contract, lease or license;

(g)	the giving of a Guarantee, the granting of security or the perfection of the security granted will not be required if it would have a material adverse effect (as reasonably determined in good faith by management of the relevant obligor) on the ability of the relevant obligor to conduct its operations and business in the ordinary course as otherwise permitted by this Indenture;

(h)	in the case of accounts receivable, a material adverse effect on either Issuer’s or a Guarantor’s relationship with or sales to the customer generating such receivables or material legal or commercial difficulties (as reasonably determined by management of the relevant obligor in good faith) provided that none of the Issuers and the Guarantors may utilize this exception unless, after giving effect thereto no less than a majority of the book value of the accounts receivable of the Company and its Subsidiaries on a consolidated basis (as measured at the end of each fiscal quarter) is subject to perfected liens, and provided further that any accounts receivable of the Issuers and the Guarantors excluded from Collateral by virtue of this clause (except where prohibited by law and subject to the remainder of these Agreed Security Principles) shall be subject to perfected Liens promptly if and when the corporate credit of the Company is downgraded to “B” or lower from S&P and “B2” or lower from Moody’s;

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(i)	security will be limited so that the aggregate of notarial costs and all registration and like taxes relating to the provision of security shall not exceed an amount to be agreed. Any additional costs may be paid by the Holders at their option; and

(j)	all security shall be given in favor of a single security trustee or collateral agent and not the secured parties individually. “Parallel debt” provisions and other similar structural options will be used where necessary and such provisions will be contained in the intercreditor agreement and not the individual security documents unless required under local law. No action will be required to be taken in relation to the guarantees or security when any lender assigns or transfers any of its participation in this Indenture to a new lender.

2.	Terms of security documents

The following principles will be reflected in the terms of any security document to be executed and delivered:

(a)	subject to Permitted Liens and these Agreed Security Principles the security will be first ranking and the perfection of security (when required) and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Note Documents or, if earlier or to the extent no such time period is specified in the Note Documents, within the time periods specified by applicable law in order to ensure due perfection;

(b)	the security will not be enforceable until an Event of Default has occurred and notice of acceleration of the Notes has been given by the Trustee or the Notes have otherwise become due and payable prior to the scheduled maturity thereof (an “Enforcement Event”);

(c)	prior to the Maturity Date, notification of any Liens over bank accounts will be given (subject to legal advice) to the banks with whom the accounts are maintained only if an Enforcement Event has occurred;

(d)	notification of receivables security to debtors who are not members of the Company or its Subsidiaries will only be given if an Enforcement Event has occurred;

(e)	notification of any security interest over insurance policies will be served on any insurer of the Company’s or any Restricted Subsidiaries’ assets;

(f)	the security documents should only operate to create security rather than to impose new commercial obligations. Accordingly, they should not contain material additional representations, undertakings or indemnities (such as in respect of insurance, information or the payment of costs) unless these are the same as or consistent with those contained in this Indenture or are necessary for the creation or perfection of the security;

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(g)	in respect of the share pledges and pledges of intra-group receivables, until an Enforcement Event has occurred, the pledgors will be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not materially adversely affect the value of the security (taken as a whole) or the validity or enforceability of the security or cause an Event of Default to occur, and the pledgors will be permitted to receive dividends on pledged shares and payment of intra-group receivables and retain the proceeds and/or make the proceeds available to Holdings and its Subsidiaries to the extent not prohibited under this Indenture;

(h)	the Collateral Agents will only be able to exercise a power of attorney in any security document following the occurrence of an Enforcement Event or with respect to perfection or further assurance obligations that following request, the relevant obligor has failed to satisfy;

(i)	no obligor shall be required to provide surveys on real property (unless such surveys already exist in which case there shall be no requirement that such surveys be certified to the Holders) or to remove any encumbrances on title that are reflected in any title insurance or any other existing encumbrances on real property (not including Liens securing Indebtedness of the Company or any of its Restricted Subsidiaries);

(j)	no obligor shall be required to protect any Liens in the United States prior to the occurrence of an Enforcement Event by means other than customary filings (including UCC-1s, mortgage or deed of trust filings and patent and trademark filings) and delivery of share certificates (accompanied by powers of attorney executed in blank) and any intercompany promissory notes; and

(k)	information, such as lists of assets, will be provided if, and only to the extent, required by local law to be provided to protect or create, perfect or register the security and, to the extent so required will be provided annually (unless required to be provided by local law more frequently, but not more frequently than quarterly) and following the occurrence and during the continuance of an Event of Default, on the Collateral Agents’ reasonable request.

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APPENDIX A

PROVISIONS RELATING TO THE NOTES

1. Definitions.

Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note that does not include the Global Note Legend.

“Depositary” means DTC.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Global Note Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the applicable Depositary) or any successor person thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Notes.

“Restricted Notes Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

2. The Notes.

2.1 Form and Dating.

(a) The Notes issued on the date hereof will be (i) offered and sold by the Issuers pursuant to a Purchase Agreement dated as of June 2, 2015 among the Issuers and the initial purchasers named therein and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Notes issued in global form will be substantially in the form of Exhibit A to the Indenture (including the Global Note Legend thereon and the “Schedule of Increases or Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A to the Indenture (but without the Global Note Legend thereon and without the “Schedule of Increases or Decreases in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2 hereof.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) Book-Entry Provisions. This Section 2.1(f) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee or an authentication agent shall, in accordance with this Section 2.1(f) and Section 2.2 and pursuant to an order of the Issuers signed by one Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Notes Custodian.

Members of, or participants in, DTC (“Agent Members’) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(g) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

2.2 Authentication. The Trustee or an authentication agent shall authenticate and make available for delivery upon a written order of the Company signed by one of its Officers (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $1,000,000,000 and (b) subject to the terms of the Indenture, Additional Notes. Such order shall (a) specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, (b) direct the Trustee or an authentication agent to authenticate such Notes and (c) certify that all conditions precedent to the issuance of such Notes have been complied with in accordance with the terms hereof.

2.3 Transfer and Exchange of Global Notes. (a) A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and Holders have requested Definitive Notes.

Upon the occurrence of any of the preceding events in (1),(2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section or Section 2.08 or 2.10 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(b), (c) or (f) hereof upon prior written notice given to the Trustee by or on behalf of the Depositary.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section.

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.3(b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.3(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.3(b)(2) above and:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(B) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) [Reserved.]

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.3(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(B) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4 thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the 144A Global Note, and in the case of subparagraphs (B) and (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.3(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.3(d)(1), (d)(2) or (d)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.3(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 3 thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved.]

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in this subsection (g) or the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.3 (and all Notes issued in exchange therefor or substitution thereof), any Regulation S Global Note and any Additional Notes issued in transactions registered with the SEC will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO APPENDIX A OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO APPENDIX A OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR

SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to the Indenture).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

EXHIBIT A

[FORM OF NOTE]

[●]% Senior Notes due 20[●]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THEIR AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

[[FOR GLOBAL NOTES ONLY] TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF

SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Each Definitive Note shall bear the following additional legend:]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Common Code. [    ]

ISIN No. [    ]

CUSIP [    ]

[●]% Senior Notes due 20[●]

No.

NXP B.V.

NXP FUNDING LLC

NXP B.V., a company organized under the laws of The Netherlands, and NXP Funding LLC, a limited liability company organized under the laws of Delaware, jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto, subject to the adjustments listed therein]1 [of $[        ]], on June 15, 20[●].

Interest Payment Dates: June 15 and December 15, commencing on December 15, 2015.

Record Dates: December 1 and June 1.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow.)

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

IN WITNESS WHEREOF, NXP B.V. and NXP Funding LLC have caused this Note to be signed manually or by facsimile by their duly authorized officers.

Dated:	NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

This is one of the Notes referred to in the Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:
(Authorized Signatory)

By:
(Authorized Signatory)

[Signature Page to Note]

[FORM OF BACK OF NOTE]

[●]% SENIOR NOTES DUE 20[●]

1. Interest

NXP B.V., a company organized under the laws of The Netherlands, and NXP Funding LLC, a limited liability company organized under the laws of Delaware (together with NXP B.V. and their respective successors and assigns under the Indenture hereinafter referred to, being herein called “the Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at the rate of [●]% per annum. The Issuers shall pay interest semi-annually on December 15 and June 15 of each year commencing on December 15, 2015. The Issuers will make each interest payment to Holders of record of the Notes on the immediately preceding December 1 and June 1, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 9, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

2. Method of Payment

Holders must surrender Notes to the relevant Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, Additional Amounts, if any, and interest on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, Additional Amounts, if any, and interest on any Definitive Notes will be payable at the specified office or agency of one or more Paying Agents in New York, maintained for such purposes. In addition, interest on the Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Notes; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If the due date for any payment in respect of any Note is not a Business Day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

3. Registrar, Paying Agent and Transfer Agent

Initially, Deutsche Bank Trust Company Americas will act as Registrar, Paying Agent and Transfer Agent. The Issuers may appoint and change any Registrar, Paying Agent and Transfer Agent. The Issuers or any of its Restricted Subsidiaries may act as Registrar, Paying Agent and Transfer Agent.

4. Indenture

The Issuers issued the Notes under the Indenture dated as of June 9, 2015 (the “Indenture”), among the Issuers, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. In the event of a conflict, the terms of the Indenture control.

The Notes are senior obligations of the Issuers. This Note is one of the Notes referred to in the Indenture. The Notes and the Additional Notes are treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness and layer Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make asset sales, impair certain security interests, issue certain guarantees and designate Restricted and Unrestricted Subsidiaries. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5. Optional Redemption

(a) At any time prior to May 15, 20[●] (the date one month prior to the maturity date of the 20[●] Notes), the Issuers may redeem such Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of such Notes plus the relevant 20[●] Notes Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). At any time on or after May 15, 20[●] (the date one month prior to the maturity date of the 20[●] Notes), the Issuers may redeem such Notes, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the date of redemption.

(b) [Reserved]

(c) [Reserved]

(d) Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

6. Optional Tax Redemption

The Issuers or Successor Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding. the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuers, Successor Company or Guarantors determine in good faith that, as a result of:

(1) any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuers, Successor Company or Guarantors are, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, Successor Company or Guarantors (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at June 2, 2015, such Change in Tax Law must become effective on or after June 2, 2015. In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after June 2, 2015, such Change in Tax Law must become effective on or after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in paragraph 8. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the Issuers Successor Company or Guarantors has or have been or will become obligated to pay

Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7. Sinking Fund

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption

At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 of the Indenture and as provided below.

If less than all of the Notes are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the redemption date.

9. Additional Amounts

The Issuers are required to make all payments under or with respect to the Notes or the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future Taxes in accordance with Section 4.02 of the Indenture.

10. Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event

If we experience a Change of Control Triggering Event, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuers to repurchase all of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to but excluding the date of repurchase as provided in, and subject to the terms of, the Indenture.

11. [Reserved]

12. Denominations; Transfer; Exchange

The Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. In connection with any such transfer or exchange, the Indenture will require the transferring or exchanging Holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at DTC, where appropriate, to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

13. Persons Deemed Owners

Except as provided in paragraph 2 of this Note, the registered Holder of this Note will be treated as the owner of it for all purposes.

14. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers, among other things, deposit or cause to be deposited with the Trustee money or U.S. Government Obligations denominated in U.S. dollars in such amounts as will be sufficient for the payment of the entire Indebtedness including principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, as the case may be.

16. Amendment, Waiver

The Indenture and the Notes may be amended as set forth in the Indenture.

17. Defaults and Remedies

(a) The following events constitute “Events of Default” under the Indenture: An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note issued under the Indenture when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ obligations under Article 4 or 5 of the Indenture (in each case, other than an Event of Default under Section 6.01 (a)(1) or 6.01(a)(2) of the Indenture);

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of its Significant Subsidiaries (or the payment of which is Guaranteed by either Issuer or any of its Significant Subsidiaries) other than Indebtedness owed to either Issuer or a Significant Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal at Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(b) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €200.0 million or more;

(5) either Issuer or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for (60) calendar days, or an order for relief is entered in any such proceeding;

(6) failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or a Guarantor denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

(b) A default under Sections 6.01(a)(3), or 6.01(a)(6) of the Indenture will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes under the Indenture notify the Issuers of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), or 6.01(a)(6) of the Indenture, as applicable, after receipt of such notice.

(c) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) of the Indenture) occurs and is continuing the Trustee by notice to either Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes under the Indenture by written notice to either Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes under the Indenture to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

18. Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

19. No Recourse Against Others

No director, manager, officer, employee, incorporator or shareholder of either Issuer or any of its Subsidiaries or any parent company of either Issuer shall have any liability for any obligations of either Issuer or any Subsidiary with respect to the Notes or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

20. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

21. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23. CUSIP Numbers, Common Codes and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP Numbers, Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP Numbers, Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

[FORM OF ASSIGNMENT FORM]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. No.)

(Insert assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES]

This certificate relates to $         principal amount of Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuers; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(4)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through DTC until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐ pursuant to Rule 144 under the U.S. Securities Act of 1933 or another available exemption from registration.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:
(to be executed by an executive officer of purchaser)

[TO BE ATTACHED TO GLOBAL NOTES]

[FORM OF SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial principal amount of this Global Note is $[●]. The following increases or decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.03 (Offer to Repurchase upon Change of Control Triggering Event) of the Indenture, check the box:

Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.03 of the Indenture, state the amount (minimum amount of $200,000):

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street

16th Floor

New York, NY 10005

USA

Re: [●]% Senior Notes due 20[●] NXP B.V. and NXP Funding LLC (the “Notes”)

Reference is hereby made to the Senior Indenture dated June 9, 2015 among NXP B.V. and NXP Funding LLC, as Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note/Notes or interest in such Note/Notes (the “Book-Entry Interest”) specified in Annex A hereto, in the principal amount of $         in such Note/Notes or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transfer is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice was given that the Transfer was being made in reliance on Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through

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the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer printed on the Regulation S Global Note and/or the Regulation S Definitive Note and contained in the Securities Act, the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction.

3. ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend.

4. ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer, (iii) at least one year has elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Note that was not an Affiliate of the Issuers) acquired such Book-Entry Interest or Definitive Note from the Issuers or an Affiliate of the Issuers, and (iv) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Rule 144A Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following: CHECK ONE]

(a) ☐ a Book-Entry Interest held through DTC Account No.                     , in the:

(i) ☐ Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE]                     ); or

(ii) ☐ Regulation S Global Note ([CUSIP/ISIN/COMMON CODE];. or

(b) ☐ a Rule 144A Definitive Note; or

(c) ☐ a Regulation S Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a Book-Entry Interest through DTC Account No.                      in the:

(i) ☐ Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE]                     ); or

(ii) ☐ Regulation S Global Note ([CUSIP/ISIN/COMMON CODE]                      or

(b) ☐ a Rule 144A Definitive Note; or

(c) ☐ a Regulation S Definitive Note.

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EXHIBIT C

[FORM OF OFFICER’S COMPLIANCE CERTIFICATE DELIVERED PURSUANT TO

SECTION 4.08 OF THE INDENTURE]

OFFICER’S COMPLIANCE CERTIFICATE OF NXP B.V.

Pursuant to Section 4.08 of the Senior Indenture dated June 9, 2015 (the “Indenture”) among NXP B.V. (the “Company”) and NXP Funding LLC, as Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, the undersigned, [●], [officer], of the Company, do hereby certify on behalf of the Company that:

1.	a review of the activities of the Company during the preceding fiscal year has been made under my supervision with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture; and

2.	as to the best of my knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture [or, if a Default or Event of Default shall have occurred, describe all such Defaults or Events of Default of which you have knowledge and what action the Company is taking or proposes to take with respect thereto] and to the best of my knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes is prohibited [or if such event has occurred, give a description of the event and what action the Company is taking or proposes to take with respect thereto].

E-C-1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate this [    ] day of [            ], 20[    ].

NXP B.V.

by
Name:
Title:

E-C-2